Exhibit 99.1

Form 4 Joint Filer Information

Name:		Michael R. Murphy

Address:		c/o Discovery Group I, LLC
Hyatt Center, 24th Floor, 71 South Wacker
Chicago, Illinois 60606

Designated Filer:		Discovery Group I, LLC

Issuer and Ticker Symbol:		Electronic Clearing House, Inc. (ECHO)

Date of Event Requiring Statement:		04/07/05

Signature:		/S/ MICHAEL R. MURPHY
Michael R. Murphy

Note:

The reporting person is a managing member of Discovery Group I, LLC. The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Name:		Daniel J. Donoghue

Address:		c/o Discovery Group I, LLC
Hyatt Center, 24th Floor, 71 South Wacker
Chicago, Illinois 60606

Designated Filer:		Discovery Group I, LLC

Issuer and Ticker Symbol:		Electronic Clearing House, Inc. (ECHO)

Date of Event Requiring Statement:		04/07/05

Signature:		/S/ DANIEL J. DONOGHUE
Daniel J. Donoghue

Note:	Note:

The reporting person is a managing member of Discovery Group I, LLC.  The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.